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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Rite Aid Corporation on Form S-8 of our report dated May 8, 2001 except for Note 25 for which the date is May 16, 2001, appearing in the Annual Report on form 10-K for the year ended March 3, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.


Deloitte & Touche LLP
Philadelphia, Pennsylvania
May 23, 2001